Exhibit 99.1
IPG PHOTONICS CONFIDENTIAL INFORMATION/NOT FOR PUBLIC RELEASE/DRAFT

CONTACT:	Tim Mammen	David Calusdian
	Chief Financial Officer	Executive Vice President
	IPG Photonics Corporation	Sharon Merrill Associates, Inc.
	(508) 373-1100	(617) 542-5300
IPG PHOTONICS REPORTS 13% REVENUE GROWTH AND
IMPROVED PROFITABILITY IN FIRST QUARTER 2010
Materials Processing Applications Drive Revenue Growth
Company Reports Improvement in Gross Margins
OXFORD, Mass. — May 3, 2010 — IPG Photonics Corporation (NASDAQ: IPGP) today reported financial results for the first quarter of fiscal 2010 ended March 31, 2010.

	Three Months Ended
	March 31,
(In millions, except per share data)	2010	2009	% Change
Revenue	$51.2	$45.4	13%
Gross margin	40.1%	34.9%
Operating income	$5.3	$2.0	163%
Operating margin	10.4%	4.5%
Net income attributable to IPG Photonics Corporation	$3.4	$1.3	167%
Earnings per diluted share	$0.07	$0.03	133%
Comments on the First Quarter
“We executed well on our business plan in the first quarter of 2010 and reported net income at the top of, and revenue in-line with, our guidance range,” said Dr. Valentin Gapontsev, IPG Photonics’ Chief Executive Officer. “We increased gross margin by more than 5 percentage points year over year to 40% due to improved contribution margin, manufacturing absorption and product mix. We are pleased with the improvement in IPG’s operating leverage and corresponding increase in operating margins and diluted earnings per share of $0.07.”
“We see signs that a macroeconomic recovery is underway across most geographic regions,” said Gapontsev. “Sales for materials processing applications increased 23% year-over-year and 4% sequentially, driven by increased sales of pulsed lasers for materials processing applications, particularly marking and engraving. Sales for medical applications delivered another quarter of triple-digit year-over-year growth as we continue to diversify our customer base and customers introduce new systems. Sequentially, medical applications were down 36% compared with a strong fourth quarter. The strength in materials processing and medical applications more than offset weaker sales in the telecommunications and advanced applications market which declined by 31% and 34%, respectively, year-over-year and 45% and 31%, respectively, on a sequential basis.”
“During the first quarter, we generated $7.9 million in cash from operations and ended the quarter with $84.4 million in cash and cash equivalents, an increase of $1.5 million from year-end 2009,” said Gapontsev. “Cash outflows related to capital expenditures and other investing activities for the first quarter of 2010 was $5.5 million, which was in line with our plan for the year.”

IPGP Q4 Results/2
Business Outlook and Financial Guidance
“We are encouraged by our prospects for a recovery in 2010 as we see demand returning in our most significant applications and geographies, including low-power marking and engraving applications and increasing demand for high-power lasers particularly for cutting applications, which is the largest single application in the materials processing market” said Gapontsev. “In the first quarter, we were also pleased that our book to bill ratio was greater than one and the continued positive trend in order flow is reflected in our guidance for the second quarter.”
“In 2010, we will remain focused on executing on our operational and financial goals, including maintaining our market leadership by developing new and innovative fiber lasers and continuing to displace existing laser and non-laser technologies in a growing range of applications.”
For the second quarter of 2010, IPG Photonics expects revenues in the range of $57 million to $62 million. The Company anticipates earnings per diluted share in the range of $0.10 to $0.15 based on 47,191,000 common shares, which includes 46,098,000 basic common shares outstanding and 1,093,000 potentially dilutive options at March 31, 2010.
As discussed in more detail below, actual results may differ from this guidance due to various factors including but not limited to product demand, competition and general economic conditions. This guidance is subject to the risks outlined in the Company’s reports with the SEC, and assumes that exchange rates remain at present levels.
Conference Call Reminder
The Company will hold a conference call to review its financial results and business highlights today, May 3, 2010 at 10:00 a.m. ET. The conference call will be webcast live and can be accessed on the “Investors” section of the Company’s website at www.ipgphotonics.com. The conference call also can be accessed by dialing (877) 709-8155 or (201) 689-8881. Interested parties that are unable to listen to the live call may access an archived version of the webcast, which will be available for one year on IPG’s website.
About IPG Photonics Corporation
IPG Photonics Corporation is the world leader in high-power fiber lasers and amplifiers. Founded in 1990, IPG pioneered the development and commercialization of optical fiber-based lasers for use in a wide range of applications such as materials processing, advanced, telecommunications and medical applications. Fiber lasers have revolutionized the industry by delivering superior performance, reliability and usability at a lower total cost of ownership compared with conventional lasers, allowing end users to increase productivity and decrease operating costs. IPG has its headquarters in Oxford, Massachusetts, and has additional plants and offices throughout the world. For more information, please visit www.ipgphotonics.com.
Safe Harbor Statement
Information and statements provided by the Company and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, macroeconomic recovery, prospects for recovery in 2010, demand returning in our most significant applications and geographies, demand returning for low power marking and engraving applications, increasing demand for high power lasers particularly for cutting, opportunities to expand and diversify IPG’s medical application customer base, maintaining market leadership,

IPGP Q4 Results/3
developing new and innovative fiber lasers, continuing to displace existing laser and other non-laser technologies in a growing range of applications, maintaining market leadership by developing new and innovative fiber lasers, and its EPS and revenue guidance for the second quarter of 2010. Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the strength or weakness of the business conditions in industries and geographic markets that the Company serves, particularly the effect of economic downturns; reduction in customer capital expenditures; potential order cancellations and push-outs and financial and credit market issues; the Company’s ability to penetrate new applications for fiber lasers and increase market share; the rate of acceptance and penetration of IPG’s products; effective management of growth; level of fixed costs from its vertical integration; intellectual property infringement claims and litigation; interruption in supply of key components, including from transportation disruptions from natural and man-made events; manufacturing risks; inventory write-downs; foreign currency fluctuations; competitive factors, including declining average selling prices; building and expanding field service and support operations; uncertainties pertaining to customer orders; demand for products and services; development of markets for the Company’s products and services; and other risks identified in the Company’s SEC filings. Readers are encouraged to refer to the risk factors described in the Company’s Annual Report on Form 10-K (filed with the SEC on March 15, 2010) and its periodic reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

IPGP Q4 Results/4
IPG PHOTONICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2010	2009
	(in thousands, except per share data)
NET SALES	$51,204	$45,408
COST OF SALES	30,657	29,547

GROSS PROFIT	20,547	15,861

OPERATING EXPENSES:
Sales and marketing	4,338	3,189
Research and development	4,158	4,142
General and administrative	6,828	4,990
(Gain) loss on foreign exchange	(108)	1,515

Total operating expenses	15,216	13,836

OPERATING INCOME	5,331	2,025

OTHER (EXPENSE) INCOME, Net:
Interest expense, net	(208)	(390)
Other income (expense), net	(66)	(148)

Total other expense, net	(274)	(538)

INCOME BEFORE PROVISION FOR INCOME TAXES	5,057	1,487
PROVISION FOR INCOME TAXES	(1,633)	(461)

NET INCOME	3,424	1,026
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	27	(245)

NET INCOME ATTRIBUTABLE TO IPG PHOTONICS CORPORATION	$3,397	$1,271

NET INCOME ATTRIBUTABLE TO IPG PHOTONICS CORPORATION PER SHARE:
Basic	$0.07	$0.03
Diluted	$0.07	$0.03
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	46,098	45,094
Diluted	47,191	46,152

IPGP Q4 Results/5
IPG PHOTONICS CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2010	2009
	(in thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$84,407	$82,920
Accounts receivable, net	30,078	30,356
Inventories, net	52,135	52,869
Income taxes receivable	3,193	2,558
Prepaid expenses and other current assets	6,095	4,653
Deferred income taxes	9,253	7,558

Total current assets	185,161	180,914
DEFERRED INCOME TAXES	4,548	4,313
PROPERTY, PLANT, AND EQUIPMENT, Net	109,639	111,453
OTHER ASSETS	15,859	15,956

TOTAL	$315,207	$312,636

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Revolving line-of-credit facilities	$7,098	$6,007
Current portion of long-term debt	1,333	1,333
Accounts payable	5,824	5,620
Accrued expenses and other liabilities	25,316	21,189
Deferred income taxes	322	503
Income taxes payable	4,236	2,179

Total current liabilities	44,129	36,831

DEFERRED INCOME TAXES AND OTHER LONG-TERM LIABILITIES	2,293	2,567

LONG-TERM DEBT	16,333	16,667

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock	5	5
Additional paid-in capital	294,724	293,743
Accumulated deficit	(45,027)	(48,424)
Accumulated other comprehensive income	2,583	11,106

Total IPG Photonics Corporation stockholders’ equity	252,285	256,430
Noncontrolling interests	167	141

Total equity	252,452	256,571

TOTAL	$315,207	$312,636

IPGP Q4 Results/6
IPG PHOTONICS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,424	$1,026
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,226	4,380
Provisions for inventory, warranty & bad debt	1,718	3,728
Other	(1,755)	(2,057)
Changes in assets and liabilities that provided (used) cash:
Accounts receivable/payable	(1,296)	9,125
Inventories	(3,349)	859
Other	3,908	449

Net cash provided by operating activities	7,876	17,510

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(4,953)	(4,686)
Acquisition of business, net of cash acquired	(748)	—
Other	181	22

Net cash used in investing activities	(5,520)	(4,664)

CASH FLOWS FROM FINANCING ACTIVITIES:
Line-of-credit facilities	1,162	10,230
Long-term borrowings	(333)	(344)
Purchase of noncontrolling interests	—	(455)
Exercise of employee stock options and related tax benefit from exercise	211	137

Net cash provided by financing activities	1,040	9,568

EFFECT OF CHANGES IN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(1,909)	(2,096)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,487	20,318
CASH AND CASH EQUIVALENTS — Beginning of period	82,920	51,283

CASH AND CASH EQUIVALENTS — End of period	$84,407	$71,601

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$281	$403
Income taxes paid	$1,445	$2,795
Non-cash transactions:
Acquisition of business	$789	$—
Additions to property, plant and equipment included in accounts payable	$119	$365
Purchase of noncontrolling interests in exchange for Common Stock	$—	$2,191